EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement in Registration Statement No. 333-39839 of our reports dated October 5, 1999 and October 5, 2000 appearing in the Annual Reports of Merrill Lynch High Income Municipal Bond Fund, Inc. for the years ended August 31, 1999 and August 31, 2000, respectively. Our report dated October 5, 2000 is also included in Exhibit (a)(5)(ii) to the Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey January 12, 2001